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                                                                      EXHIBIT 21

                           MGIC INVESTMENT CORPORATION

               DIRECT AND INDIRECT SUBSIDIARIES AND JOINT VENTURES
                       OF MGIC INVESTMENT CORPORATION(1)


                   1.    MGIC Assurance Corporation
                   2.    MGIC Credit Assurance Corporation
                   3.    MGIC Indemnity Corporation
                   4.    MGIC Insurance Services Corporation
                   5.    MGIC Investor Services Corporation
                   6.    MGIC Mortgage Insurance Corporation
                   7.    MGIC Mortgage Marketing Corporation
                   8.    MGIC Mortgage and Consumer Asset I LLC
                   9.    MGIC Mortgage and Consumer Asset II LLC
                  10.    MGIC Mortgage Reinsurance Corporation
                  11.    MGIC Mortgage Securities Corporation
                  12.    MGIC Reinsurance Corporation
                  13.    MGIC Reinsurance Corporation of Vermont
                  14.    MGIC Reinsurance Corporation of Wisconsin
                  15.    MGIC Residential Reinsurance Corporation
                  16.    Mortgage Guaranty Insurance Corporation
                  17.    eMagic.com LLC
                  18.    Credit-Based Asset Servicing and Securitization LLC(2)
                  19.    Sherman Financial Group LLC(2)

The names of certain persons that would not in the aggregate be a significant subsidiary are omitted.








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(1) Except as otherwise noted in Footnote 2, all companies listed are 100%
    directly or indirectly owned by the registrant and all are incorporated in Wisconsin.

(2) Less than 50% owned and organized under Delaware law.